UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2024, MarketAxess Holdings Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, upon the recommendation of the Company’s Board of Directors, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to provide for exculpation of certain corporate officers as permitted by the recent amendments to the Delaware General Corporation Law (the “DGCL”). The Amendment updates Article VII of the Certificate of Incorporation to limit the personal liability of certain officers for monetary damages for breaches of fiduciary duty as an officer, except to the extent such limitation on liability is not permitted under the DGCL. The Amendment became effective upon the Company’s filing of a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 6, 2024.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 5, 2024, the Company held its 2024 Annual Meeting. A total of 34,574,215 shares of common stock were present or represented by proxy at the 2024 Annual Meeting, representing 91.9% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:

Proposal 1 — Election of Directors. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Richard M. McVey	32,656,928	829,915	2,949	1,084,423
Christopher R. Concannon	33,370,231	116,470	3,091	1,084,423
Nancy Altobello	32,733,289	750,474	6,029	1,084,423
Steven L. Begleiter	33,333,636	152,890	3,266	1,084,423
Stephen P. Casper	31,659,605	1,820,288	9,899	1,084,423
Jane Chwick	32,919,396	564,401	5,995	1,084,423
William F. Cruger	32,796,655	686,122	7,015	1,084,423
Kourtney Gibson	33,443,852	35,285	10,655	1,084,423
Carlos Hernandez	33,476,519	10,138	3,135	1,084,423
Richard G. Ketchum	33,445,019	41,526	3,247	1,084,423
Emily Portney	33,451,173	35,514	3,105	1,084,423

Proposal 2 — Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The results were as follows:

For	Against	Abstain
32,115,898	2,421,592	36,725

Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
31,373,447	1,635,479	480,866	1,084,423

Proposal 4 — Approval of an Amendment to the Company’s Certificate of Incorporation to Limit the Liability of Certain of Our Officers as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware. The results were as follows:

For	Against	Abstain	Broker Non-Votes
29,225,548	4,133,544	130,700	1,084,423

Proposal 5 — The Company’s proposal to create a stockholder right to call a special stockholder meeting. The results were as follows:

For	Against	Abstain	Broker Non-Votes
29,336,300	854,399	3,299,093	1,084,423

Proposal 6 —A stockholder proposal concerning special stockholder meetings. The results were as follows:

For	Against	Abstain	Broker Non-Votes
16,003,781	17,481,803	4,208	1,084,423

For more information on the 2024 Annual Meeting and the foregoing proposals, see the Company’s 2024 Proxy Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: June 7, 2024	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary

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